Exhibit 99.1

 Intercontinental Exchange Reports First Quarter 2019

•	First quarter revenues of $1.3 billion, +4% y/y

Jeffrey C. Sprecher,

ICE Chairman & Chief Executive Officer, said,

“We are pleased to report another quarter of revenue and earnings per share growth as compounding growth in our subscription-based Data & Listings business helped to offset a quarter of relatively muted trading activity. We remain focused on bringing efficiencies to our customers' workflows and creating value for our stockholders."

•	GAAP diluted EPS of $0.85, +8% y/y

•	Adj. diluted EPS of $0.92, +2% y/y

•	Operating margin of 52%; Adj. operating margin of 58%

•	Through March 31, 2019, returned nearly $600M to stockholders

ATLANTA & NEW YORK, May 2, 2019 - Intercontinental Exchange (NYSE: ICE), a leading operator of global exchanges and clearing houses and provider of data and listing services, today reported financial results for the first quarter of 2019. For the quarter ended March 31, 2019, consolidated net income attributable to ICE was $484 million on $1.3 billion of consolidated revenues, less transaction-based expenses. First quarter GAAP diluted earnings per share (EPS) were $0.85. Adjusted net income attributable to ICE was $527 million in the first quarter and adjusted diluted EPS were $0.92. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and free cash flow.

Scott A. Hill, ICE Chief Financial Officer, added: "During the first quarter, we once again grew revenues, earnings and cash flows, enabling us to return nearly $600 million to stockholders. Our results are a testament to the diversity and global nature of our business mix, as well as our ability to drive future growth and create value for our stockholders."

First Quarter 2019 Business Highlights

$ in millions	Net Revenue	Op Margin	Adj Op Margin

Data & Listings	$657	43%	51%
Trading & Clearing	$613	63%	67%
Consolidated	$1,270	52%	58%

First quarter consolidated net revenues were $1.3 billion, up 4% year-over-year. Data and listings revenues in the first quarter were $657 million and trading and clearing net revenues were $613 million. Consolidated operating expenses were $605 million for the first quarter of 2019. On an adjusted basis, consolidated operating expenses were $528 million. Consolidated operating income for the first quarter was $665 million and the operating margin was 52%. On an adjusted basis, consolidated operating income for the first quarter was $742 million and the adjusted operating margin was 58%.

1

Data and Listings Segment Results

First quarter data and listings revenues were $657 million, including data revenues of $546 million, up 5% year-over-year, and listings revenues of $111 million, up 2% year-over-year. On a constant currency basis(1), segment revenues were up 5% with data revenues up 6% year-over-year and listings revenues up 2% year-over-year. Data and listings operating expenses were $377 million and on an adjusted basis, were $323 million in the first quarter. Segment operating income for the first quarter was $280 million and the operating margin was 43%. On an adjusted basis, operating income was $334 million and the adjusted operating margin was 51%.

$ in millions	1Q19	1Q18	% Chg	Const Curr(1)
Revenue:
Pricing and Analytics	$266	$254	5%	6%
Exchange Data and Feeds	176	164	7%	8%
Desktops and Connectivity	104	102	2%	3%
Data Total	546	520	5%	6%
Listings	111	109	2%	2%
Segment Revenue	$657	$629	4%	5%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 1Q18, 1.3918 and 1.2292, respectively.

Trading and Clearing Segment Results

First quarter trading and clearing net revenues were $613 million, up 3% from one year ago. Trading and clearing operating expenses were $228 million and adjusted operating expenses were $205 million in the first quarter. Segment operating income for the first quarter was $385 million and the operating margin was 63%. On an adjusted basis, operating income was $408 million and the adjusted operating margin was 67%.

2

$ in millions	1Q19	1Q18	% Chg
Revenue, net:
Energy	$229	$235	(2)%
Ags & metals	62	65	(5)%
Financials(1)	83	91	(9)%
Cash equities & equity options	77	83	(7)%
Fixed income & credit(2)	87	56	54%
OTC & other transaction(3)	11	13	(14)%
Other revenue(4)	64	53	21%
Segment Revenue	$613	$596	3%

(1)	Financials include interest rates and other financial futures and options.

(2)	Fixed income and credit includes fixed income execution, CDS execution and clearing and ICE Mortgage Services.

(3)	OTC & other transactions include physical energy.

(4)	Other revenue includes interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, exchange member fees, and agriculture grading and certification fees.

•	Energy futures and options revenue in the first quarter decreased 2% year-over-year reflecting a 12% decline in average daily volume (ADV), partially offset by an 11% increase in rate per contract (RPC).

•	Ags and metals futures and options revenue in the first quarter decreased 5% year-over-year reflecting a 1% decrease in ADV and 3% decline in RPC.

•	Financials futures and options revenue in the first quarter decreased 9% year-over-year reflecting an 8% decline in ADV.

•	U.S. cash equities and equity options revenue in the first quarter decreased 7% year-over-year reflecting a 15% decline in cash equities RPC and a 5% decrease in equity options ADV.

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	ADV (lots in thousands)		RPC
	1Q19	% Chg	1Q19	% Chg
Energy	2,552	(12)%	$1.47	11%
Ags & metals	449	(1)%	$2.25	(3)%
Financials	2,672	(8)%	$0.49	—
Interest Rates	2,230	(9)%	$0.38	(3)%
Other Financials	442	(7)%	$1.07	5%
Total Futures & Options	5,673	(9)%	$1.06	6%

Cash Equities (in millions)	1,886	9%	$0.045	(15)%
Equity Options	3,331	(5)%	$0.12	(3)%

The first quarter of 2019 included 61 trading days for commodities, other financials, cash equities and equity options and 63 trading days for interest rates. The first quarter of 2018 included 61 trading days for commodities, other financials, cash equities and equity options and 63 trading days for interest rates.

Other Matters

•	In the first quarter, ICE repurchased $440 million of its common stock and paid $157 million in dividends.

•	Unrestricted cash was $653 million and outstanding debt was $7.5 billion as of March 31, 2019.

•	Operating cash flow in the first quarter was $654 million, up 14% from $573 million one year ago. In the first quarter of 2019, free cash flow was $624 million, up 18% from $530 million one year ago.

•	The effective tax rate for the first quarter of 2019 was 21%.

Financial Guidance

•	ICE's second quarter 2019 data revenues are expected to be in a range of $550 million to $555 million.

•	ICE's second quarter 2019 GAAP operating expenses are expected to be in a range of $615 million to $625 million and adjusted operating expenses(1) are expected to be in a range of $537 million to $547 million.

•	ICE's full year 2019 GAAP operating expenses are expected to be in a range of $2.46 billion to $2.49 billion and adjusted operating expenses(1) are expected to be in a range of $2.15 billion to $2.18 billion.

•	ICE's interest expense is expected to be $71 million in the second quarter.

•	ICE's diluted share count for the second quarter is expected to be in the range of 563 million to 569 million weighted average shares outstanding.

(1)	The 2019 Non-GAAP adjusted operating expense excludes $78 million in amortization of acquisition-related intangibles for the second quarter of 2019 and $306 million for the full year. The GAAP operating expense forecast does not reflect an estimate of acquisition-related transaction and integration costs for the second quarter of 2019.

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Earnings Conference Call Information

ICE will hold a conference call today, May 2, 2019, at 8:30 a.m. ET to review its first quarter 2019 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 888-317-6003 from the United States, 866-284-3684 from Canada or 412-317-6061 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 6842994 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the second quarter 2019 earnings has been scheduled for August 1, 2019 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

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Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
Revenues:	2019	2018
Transaction and clearing, net	$862	$898
Data services	546	520
Listings	111	109
Other revenues	64	53
Total revenues	1,583	1,580
Transaction-based expenses:
Section 31 fees	69	121
Cash liquidity payments, routing and clearing	244	234
Total revenues, less transaction-based expenses	1,270	1,225
Operating expenses:
Compensation and benefits	248	240
Professional services	33	30
Acquisition-related transaction and integration costs	—	12
Technology and communication	107	105
Rent and occupancy	17	17
Selling, general and administrative	42	33
Depreciation and amortization	158	138
Total operating expenses	605	575
Operating income	665	650
Other income (expense):
Interest income	9	4
Interest expense	(71)	(52)
Other income, net	23	15
Other income (expense), net	(39)	(33)
Income before income tax expense	626	617
Income tax expense	134	143
Net income	$492	$474
Net income attributable to non-controlling interest	(8)	(10)
Net income attributable to Intercontinental Exchange, Inc.	$484	$464

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$0.85	$0.80
Diluted	$0.85	$0.79
Weighted average common shares outstanding:
Basic	568	582
Diluted	570	586
Dividend per share	$0.275	$0.24

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Consolidated Balance Sheets

(In millions)

(Unaudited)

	As of	As of
	March 31, 2019	December 31, 2018
Assets:
Current assets:
Cash and cash equivalents	$653	$724
Short-term restricted cash and cash equivalents	868	818
Customer accounts receivable, net	1,181	953
Margin deposits, guaranty funds and delivery contracts receivable	64,564	63,955
Prepaid expenses and other current assets	219	242
Total current assets	67,485	66,692
Property and equipment, net	1,538	1,241
Other non-current assets:
Goodwill	13,098	13,085
Other intangible assets, net	10,406	10,462
Long-term restricted cash and cash equivalents	370	330
Other non-current assets	960	981
Total other non-current assets	24,834	24,858
Total assets	$93,857	$92,791

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$509	$521
Section 31 fees payable	70	105
Accrued salaries and benefits	125	280
Deferred revenue	479	135
Short-term debt	1,005	951
Margin deposits, guaranty funds and delivery contracts payable	64,564	63,955
Other current liabilities	283	161
Total current liabilities	67,035	66,108
Non-current liabilities:
Non-current deferred tax liability, net	2,308	2,337
Long-term debt	6,492	6,490
Accrued employee benefits	203	204
Operating lease liability-non-current	306	—
Other non-current liabilities	312	350
Total non-current liabilities	9,621	9,381
Total liabilities	76,656	75,489
Commitments and contingencies
Redeemable non-controlling interests in consolidated subsidiaries	71	71
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(2,851)	(2,354)
Additional paid-in capital	11,597	11,547
Retained earnings	8,644	8,317
Accumulated other comprehensive loss	(290)	(315)
Total Intercontinental Exchange, Inc. stockholders’ equity	17,106	17,201
Non-controlling interest in consolidated subsidiaries	24	30
Total equity	17,130	17,231
Total liabilities and equity	$93,857	$92,791

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Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

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Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Trading and Clearing Segment		Data and Listings Segment		Consolidated
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2019	2018	2019	2018	2019	2018
Total revenues, less transaction-based expenses	$613	$596	$657	$629	$1,270	$1,225
Total operating expenses	$228	$207	$377	$368	$605	$575
Less: Interactive Data integration costs	—	—	—	12	—	12
Less: Amortization of acquisition-related intangibles	23	16	54	53	77	69
Adjusted total operating expenses	$205	$191	$323	$303	$528	$494
Operating income	$385	$389	$280	$261	$665	$650
Adjusted operating income	$408	$405	$334	$326	$742	$731
Operating margin	63%	65%	43%	42%	52%	53%
Adjusted operating margin	67%	68%	51%	52%	58%	60%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
Net income attributable to ICE	$484	$464
Add: Interactive Data integration costs	—	12
Add: Amortization of acquisition-related intangibles	77	69
Add: Adjustment to reduce net gain on Trayport divestiture	—	1
Less: Income tax effect for the above items	(20)	(21)
Less: Deferred tax adjustments on acquisition-related intangibles	(17)	—
Add: Other tax adjustments	3	—
Adjusted net income attributable to ICE	$527	$525

Diluted earnings per share attributable to ICE	$0.85	$0.79

Adjusted diluted earnings per share attributable to ICE	$0.92	$0.90

9

Free Cash Flow Calculation

(In millions)

(Unaudited)

	Three months ended March 31, 2019	Three months ended March 31, 2018
Cash flow from operations	$654	$573
Less: Capital expenditures and capitalized software development costs	(65)	(51)
Add: Section 31 fees, net	35	8
Free cash flow	$624	$530

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About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 company formed in the year 2000 to modernize markets. ICE serves customers by operating the exchanges, clearing houses and information services they rely upon to invest, trade and manage risk across global financial and commodity markets. A leader in market data, ICE Data Services serves the information and connectivity needs across virtually all asset classes. As the parent company of the New York Stock Exchange, the company is the premier venue for raising capital in the world, driving economic growth and transforming markets.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC on February 7, 2019. We caution you not to place undue reliance on these forward looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Warren Gardiner

+1 770 835 0114

warren.gardiner@theice.com

investors@theice.com

ICE Media Contact:

Damon Leavell

+1 212 323 8587

damon.leavell@theice.com

media@theice.com

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